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                                                                    EXHIBIT 99.1


               1995 EMPLOYEE STOCK PURCHASE PLAN OF NEXGEN, INC.
               -------------------------------------------------

              (as amended and restated effective January 1, 1996)


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                               TABLE OF CONTENTS
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                                                                            Page

SECTION 1.  PURPOSE OF THE PLAN............................................   1

SECTION 2.  ADMINISTRATION OF THE PLAN.....................................   1

SECTION 3.  ENROLLMENT AND PARTICIPATION...................................   1

SECTION 4.  EMPLOYEE CONTRIBUTIONS.........................................   3

SECTION 5.  WITHDRAWAL FROM THE PLAN.......................................   3

SECTION 6.  CHANGE IN EMPLOYMENT STATUS....................................   3

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES...........................   4

SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP.................................   5

SECTION 9.  RIGHTS NOT TRANSFERABLE........................................   6

SECTION 10.  NO RIGHTS AS AN EMPLOYEE......................................   6

SECTION 11.  NO RIGHTS AS A STOCKHOLDER....................................   7

SECTION 12.  STOCK OFFERED UNDER THE PLAN..................................   7

SECTION 13.  AMENDMENT OR DISCONTINUANCE...................................   7

SECTION 14.  DEFINITIONS...................................................   8

SECTION 15.  EXECUTION.....................................................  10
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               1995 EMPLOYEE STOCK PURCHASE PLAN OF NEXGEN, INC.
               -------------------------------------------------

SECTION 1.  PURPOSE OF THE PLAN.
----------  -------------------

    The Plan was adopted by the Company's Board of Directors on March 12, 1995, effective as of the date of the IPO. The Plan was amended and restated by the Company's Board of Directors on August 28, 1995, effective as of January 1, 1996.

    The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Internal Revenue Code of 1986, as amended. The Plan is also intended to comply with Rule 16b-3 (or its successor) under the Exchange Act.

                    SECTION 2.  ADMINISTRATION OF THE PLAN.
                    ---------   --------------------------

    (a) The Committee. The Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of the Plan or of any right to purchase Stock granted under the Plan shall be conclusive and binding on all persons.

    (b) Rules and Forms. The Committee may adopt such rules and forms under the Plan as it considers appropriate.

                   SECTION 3.  ENROLLMENT AND PARTICIPATION.
                   ---------   ----------------------------

    (a) Offering Periods. While the Plan is in effect, two overlapping Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the 24-month periods commencing on each January 1 and July 1, except that the first Offering Period shall commence on the date of the IPO and end on June 30, 1997.

    (b) Accumulation Periods. While the Plan is in effect, two Accumulation Periods shall commence in each calendar year. The Accumulation Periods shall consist of the six-month periods commencing on each January 1 and July 1, except that the first Accumulation Period shall commence on the date of the IPO and end on December 31, 1995.

    (c) Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than
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one week prior to the last working day prior to the commencement of such
Offering Period.

    (d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan or reaches the end of the Accumulation Period in which he or she discontinued employee contributions under
Section 4(d). A Participant who discontinued employee contributions under
Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above. A participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the next calendar year, if he or she then is an Eligible Employee.

    (e) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 7(b), the applicable Offering Period shall be determined as follows:

         (i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) reenrollment in a subsequent Offering Period under Paragraph (ii) below.

         (ii) In the event that the Fair Market Value of Stock on the last trading day before the commencement of the Offering Period in which the Participant is enrolled is higher than on the last trading day before the commencement of any subsequent Offering Period, the Participant shall automatically be re-enrolled for such subsequent Offering Period.

         (iii) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

    (f) Special Rule for Directors and Officers. Any other provision of the Plan notwithstanding, an Insider shall not resume employee contributions under the Plan for a period of at least six months after discontinuing his or her employee contributions. This Subsection (f) shall be applicable only to extent required by Rule 16b-3 (or its successor) under the Exchange Act.

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SECTION 4.  EMPLOYEE CONTRIBUTIONS.
---------   ----------------------

    (a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

    (b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee's Compensation, but not less than 1% nor more than 12%.

    (c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location not later than one week prior to the last working day prior to the commencement of the Accumulation Period for which such change is to be effective.

    (d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).)

SECTION 5.  WITHDRAWAL FROM THE PLAN.
---------   ------------------------

    (a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant's Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

    (b) Re-Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(b).

SECTION 6.  CHANGE IN EMPLOYMENT STATUS.
---------   ---------------------------

    (a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to

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another shall not be treated as a termination of employment.)

    (b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute protects his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work. The Company shall determine which leaves count for this purpose.

    (c) Death. In the event of the Participant's death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant's estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant's death.

SECTION 7.  PLAN ACCOUNTS AND PURCHASE OF SHARES.
---------   ------------------------------------

    (a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant's Compensation under the Plan, such amount shall be credited to the Participant's Plan Account. No interest shall be credited to Plan Accounts.

    (b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

         (i) 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period; or

         (ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of the applicable Offering Period (as determined under Section 3(e)) or, in the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO.

    (c) Number of Shares Purchased. As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with
Section 5(a). The amount then in the Participant's Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant's Plan Account.
The foregoing

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notwithstanding, no Participant shall purchase more than a maximum of 5,000 shares of Stock with respect to any Accumulation Period nor shares of Stock in excess of the amounts set forth in Sections 8 and 12(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

    (d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under
Section 12(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

    (e) Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Accumulation Period, except that the Committee may determine that such shares shall be held for each Participant's benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

    (f) Unused Cash Balances. An amount remaining in the Participant's Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant's Plan Account to the next Accumulation Period. Any amount remaining in the Participant's Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8 or Section 12(a) shall be refunded to the Participant in cash, without interest.

    (g) Prohibition Against Resale by Insiders. Subsection (e) above notwithstanding, during a period of three months following the last day of an Accumulation Period, all shares purchased under the Plan on such day by Insiders shall be held in escrow by the Company or its designee as agent for the Insiders (and their spouses) who own such shares and shall not be transferable or assignable.

SECTION 8.  LIMITATIONS ON STOCK OWNERSHIP.
---------   ------------------------------

    (a) Five Percent Limit.  Any other provision of the Plan

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notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Internal Revenue Code of 1986, as amended, and each Participant shall be considered to own any stock that he or she has a right or option to purchase under this or any other plan.

    (b) $25,000 Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant's rights to purchase stock under this and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company would accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the beginning of the applicable Offering Period) for each calendar year for which such right is outstanding at any time. For purposes of this Subsection (b), employee stock purchase plans not described in section 423 of the Internal Revenue Code of 1986, as amended, shall be disregarded, and each Participant shall be considered to have the right to purchase not more than 5,000 shares of Stock under this Plan with respect to each Accumulation Period. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued for the balance of the calendar year and resume at the beginning of the next calendar year (if he or she then is an Eligible Employee).

SECTION 9.  RIGHTS NOT TRANSFERABLE.
---------   -----------------------

    The rights of any Participant under the Plan, or any Participant's interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10.  NO RIGHTS AS AN EMPLOYEE.
----------   ------------------------

    Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the

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employment of any person at any time, with or without cause.

SECTION 11.  NO RIGHTS AS A STOCKHOLDER.
----------   --------------------------

    A Participant shall have no rights as a stockholder with respect to any shares that he or she has purchased, or may have a right to purchase, under the Plan until the date of issuance of a stock certificate for such shares.

SECTION 12.  STOCK OFFERED UNDER THE PLAN.
----------   ----------------------------

    (a) Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan shall be 500,000, subject to adjustment pursuant to this Section 12.

    (b) Anti-Dilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the 5,000-share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company or the distribution of the shares of a Subsidiary to the Company's stockholders.

    (c) Reorganizations. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Plan shall terminate unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts that have been withheld but not yet applied to purchase Stock hereunder shall be refunded, without interest. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 13.  AMENDMENT OR DISCONTINUANCE.
----------   ---------------------------

    The Board of Directors shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 12, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the stockholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the stockholders of the Company to the extent required by an applicable law or regulation.

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SECTION 14.  DEFINITIONS.
----------   -----------

    (a) "Accumulation Period" means a six-month period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 3(b).

    (b) "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

    (c) "Committee" means a committee of the Board of Directors, consisting of two or more directors appointed by the Board of Directors.

    (d) "Company" means NexGen, Inc., a Delaware corporation.

    (e) "Compensation" means the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions and overtime pay, but excluding moving or relocation allowances, car allowances, imputed income attributable to cars or life insurance, taxable fringe benefits and similar items, all as determined by the Committee.

    (f) "Eligible Employee" means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week. An Insider shall not be considered an Eligible Employee unless he or she:

         (i) Was an employee of a Participating Company on the date of the IPO;
    or

         (ii) Has been an employee of a Participating Company for not less than 12 consecutive months.

    (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    (h) "Fair Market Value" means the market price of Stock, determined by the Committee as follows:

         (i) If Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq Stock Market or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

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         (ii) If Stock was traded over-the-counter on the date in question and was traded on the Nasdaq Stock Market or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq Stock Market or the Nasdaq National Market;

         (iii) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

         (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal or as reported directly to the Company by Nasdaq or a comparable exchange. Such determination shall be conclusive and binding on all persons.

    (i) "Insider" means an employee of a Participating Company who is considered a director or officer of the Company for purposes of section 16 of the Exchange Act.

    (j) "IPO" means the initial offering of Stock to the public pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-1.

    (k) "Offering Period" means a 24-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to
Section 3(a).

    (l) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(c).

    (m) "Participating Company" means the Company and each present or future Subsidiary, except Subsidiaries excluded by the Committee.

    (n) "Plan" means this 1995 Employee Stock Purchase Plan of NexGen, Inc., as it may be amended from time to time.

    (o) "Plan Account" means the account established for each Participant pursuant to Section 7(a).

    (p) "Purchase Price" means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

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    (q) "Stock" means the Common Stock of the Company.

    (r) "Subsidiary" means a corporation, 50% or more of the total combined voting power of all classes of stock of which is owned by the Company or by another Subsidiary.

SECTION 15.  EXECUTION.
----------   ---------

    To record the amendment and restatement of the Plan by the Board of Directors on August 28, 1995, the Company has caused its authorized officer to execute the same.


                                    NEXGEN, INC.



                                    By ___________________________

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